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                                 EXHIBIT 99.3

                       BOETTCHER PENSION INVESTORS, LTD.
                            (A Limited Partnership)

                            Statement of Cash Flows
           For the Period from November 1, 1997 through June 11, 1998
                                  (Unaudited)
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Cash flows from operating activities:
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     Net earnings                                                   $  2,161,141
     Adjustments to reconcile net earnings to net cash provided by (used by) operating activities:
          Gain on sale of real estate investment                     (2,135,338)
     Change in assets and liabilities:
          Decrease in accounts receivable and other assets                64,500
          Decrease in property taxes payable                            (54,974)
          Decrease in accounts payable and accrued expenses             (30,854)
          Decrease in other liabilities                                 (21,597)
                                                                     -----------
               Net cash used by operating activities                    (17,122)

Cash flows provided by (used by) investing activities:
     Additions to real estate held for sale                              (3,478)
     Proceeds from sale of real estate investment,
          net of closing costs and other costs of sale                 8,196,986
                                                                     -----------
          Net cash provided by investing activities                    8,193,508

Cash flows provided by (used by) financing activities:
     Payments to managing general partner                              (125,822)
     Reductions in mortgage principal                                (5,698,323)
     Distribution to limited partners                                (3,377,034)
     Contribution by General Partner for deficit capital account          14,504
                                                                     -----------
          Net cash used by financing activities                      (9,190,689)

Net decrease in cash and cash equivalents                            (1,010,289)

Cash and cash equivalents at October 31, 1997                          1,010,289
                                                                     -----------

Cash and cash equivalents at June 11, 1998                           $         -
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Supplemental disclosure of cash flow information -
     Interest paid in cash during the period from November 1, 1997
      through June 11, 1998                                          $   134,661
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